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                   COMTREX SYSTEMS CORPORATION AND SUBSIDIARY

                SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS

                    YEARS ENDED MARCH 31, 1999, 1998 AND 1997



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Column A                                Column B         Column C          Column C          Column D           Column E
--------------                      ------------     ------------      ------------     -------------       ------------

                                                          Charged           Charged                              Balance
                                      Balance at         to costs                to                                   at
                                       beginning              and             other                               end of
Description                            of period         expenses          accounts        Deductions             period
-----------                         ------------     ------------      ------------     -------------       ------------
Year ended March 31, 1997:

 Reserve for bad debts              $    166,742     $      51,664    $           -    ($     31,696)(1)       $186,710
                                    ============     =============    =============     ============           ========

 Reserve for excess and
  obsolete inventory                $     88,055     $     120,232    $           -    ($     19,090)(1)       $189,197
                                    ============     =============    =============     ============           ========

Year ended March 31, 1998:

                                                                                        ($    30,450)(1)
 Reserve for bad debts              $    186,710     $       1,670    $      32,445(3)  ($    58,887)(2)       $131,488
                                    ============     =============    =============      ===========           ========

 Reserve for excess and                                                                 ($    90,853)(1)
  obsolete inventory                $    189,197     $           -    $           -     ($    37,920)(2)       $ 60,424
                                    ============     =============    =============      ===========           ========

Year ended March 31, 1999:

                                                                                        ($    14,006)(1)
 Reserve for bad debts              $    131,488     $      15,278    $                 ($    24,750)(2)       $108,010
                                    ============     =============    =============      ===========           ========

 Reserve for excess and
  obsolete inventory                $     60,424     $      50,848    $           -     ($    34,050)(2)       $ 77,222
                                    ============      ============    =============      ===========           ========

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(1) Write-offs against reserve.
(2) Adjustment of reserve to year end balance.
(3) Opening balance of subsidiary's valuation account at date of acquisition.


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